Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the quarterly report of Synergx Systems Inc. (the “Company”) on Form 10-Q for the period ending
March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Paul Mendez, Chief Executive Officer of the Company, and I, John A. Poserina, Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Paul Mendez
Paul Mendez, Chief Executive Officer (Principal Executive Officer) Synergx Systems Inc. Date: May 14, 2010

By:	/s/ John A. Poserina
John A. Poserina,
Chief Financial Officer (Principal Accounting and Financial Officer) Synergx Systems Inc. Date: May 14, 2010

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Altria Group, Inc. and will be retained by Altria Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.